UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934



Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|X|  Soliciting Material Pursuant to Rule 14a-12


                                MORGAN STANLEY
         ------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


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Payment of filing fee (Check the appropriate box):
|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

A Message from Philip J. Purcell

As I mentioned in my message earlier this week, Morgan Stanley's 2004 annual shareholders meeting will be held on April 20th. Our shareholders will elect three directors, vote on ratification of the appointment of Deloitte & Touche LLP as independent auditors and consider shareholder proposals to destagger our Board, to require shareholder approval of future "golden parachute" agreements and to require additional disclosure of Morgan Stanley's political contributions. Our Board and Management Committee recommend that shareholders vote "FOR" the director nominees and auditor ratification and "AGAINST" the shareholder proposals.

To vote your shares in the Firm's employee plans, click http://webapp.sso.corpms.com/site/proxycard/webapp/init.do. Alternatively, if you are located in the U.S., you may vote by telephone. Dial 1-800-435-6710 on a touch-tone phone and enter the following 11-digit control number:
__________. Your vote regarding plan shares must be received by 11 p.m. (EDT) on April 18, 2004.

To vote via the website, use the same authentication you use for the Morgan Stanley & i and Compliance websites (see chart). For technical assistance contact your regular help desk.

-------------------------------------------------------------------------------
           Business Unit                                    Authentication
-------------------------------------------------------------------------------
Institutional Securities, Institutional Investment     Kerberos ID and Password
Management, Van Kampen and PWM
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IIG (IAS Division)                                     Windows Login ID and
                                                       Password
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Discover Financial                                     RACF Login ID and
                                                       Password
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Morgan Stanley DW Credit Corp.                         Novell (a/k/a NDS or
                                                       workstation) ID and
                                                       Password
-------------------------------------------------------------------------------

Remember, if you also hold shares in a brokerage account and/or in your own name, you will receive separate proxy card(s) to vote those shares. To be sure that all your shares are voted at the meeting, follow the instructions on each separate proxy card that you receive.

Thank you for your support.




        /s/ Philip J. Purcell


To view or print a copy of our proxy statement, annual report on form 10-K or summary annual report, click on www.morganstanley.com/about/ir/sec.html. To request a copy of any of these materials or a proxy card for your shares in employee plans, call 1-212-762-8131.



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